Joint Filer Information

Names: Deerfield Private Design International, L.P., NTMD Parent Acquisition Corp., NTMD Acquisition Corp.

Address: Deerfield Private Design International, L.P., NTMD Parent Acquisition Corp., NTMD Acquisition Corp.
                                    780 Third Avenue, 37th Floor
                                    New York, NY  10017

Designated Filer:                   Deerfield Private Design Fund, L.P.

Issuer and Ticker Symbol:           NitroMed, Inc. (NTMD)

Date of Event Requiring Filing
Of  This Statement:                 January 27, 2009

The undersigned, Deerfield Private Design International, L.P., NTMD Parent Acquisition Corp., and NTMD Acquisition Corp. are jointly filing the attached Statement of Changes In Beneficial Ownership on Form 3 with Deerfield Private Design Fund, L.P. with respect to the beneficial ownership of securities of NitroMed, Inc.

Signatures:


DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:  Deerfield Capital, L.P.

By:  J.E. Flynn Capital LLC, General Partner

By:  /s/ Darren Levine
     -----------------------------------
     Darren Levine, Authorized Signatory


NTMD PARENT ACQUISITION CORP.

By:  /s/ Darren Levine
     -----------------------------------
     Darren Levine, Authorized Signatory


NTMD ACQUISITION CORP.

By:  /s/ Darren Levine
     -----------------------------------
     Darren Levine, Authorized Signatory